Exhibit 5.1

Thompson & Knight LLP
Attorneys and counselors One arts plaza 1722 Routh Street ● Suite 1500 Dallas, Texas 75201-2533 (214) 969-1700 Fax (214) 969-1751 www.tklaw.com	Austin Dallas Fort Worth Houston New YORK ---------------------------------------------- Algiers LONDON Mexico City MONTERREY

May 30, 2019

Dorchester Minerals, L.P.

3838 Oak Lawn, Suite 300

Dallas, Texas 75219

Ladies and Gentlemen:

            We have acted as your special counsel, in connection with the preparation and filing of the prospectus forming a part of the registration statement on Form S-4 filed by you on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to 10,000,000 Common Units (the “Common Units”).  Each Common Unit represents a fractional part of the partnership interest of all your limited partners and of your general partner (other than in respect of its general partner interest) in you.  This opinion letter is furnished to you solely for purposes of complying with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following:

a.	The Registration Statement.
b.

Originals or copies, certified or otherwise identified to our satisfaction, of your certificate of limited partnership (the “Certificate of Limited Partnership”)  and the Amended and Restated Agreement of Limited Partnership of Dorchester Minerals, L.P. dated as of February 1, 2003 (as amended, the “Limited Partnership Agreement”) among Dorchester Minerals Management GP LLC, as general partner, and Dorchester Minerals Management LP and the other persons who become partners of you or parties thereto as provided therein.

           We have also examined originals or copies of such other records of you, certificates of public officials and of your officers or other representatives and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

           In rendering the opinions expressed below, we have assumed:

(i)         The genuineness of all signatures.

(ii)        The authenticity of the originals of the documents submitted to us.

(iii)       The conformity to authentic originals of any documents submitted to us as copies.

(iv)       As to matters of fact material to our opinion, the truthfulness of the statements made in the Registration Statement and representations and statements made in certificates of public officials and your officers or other representatives.

(v)        That, at the time when any Common Unit is issued:

(A)       You and any purchaser of Common Units shall have entered into a purchase, underwriting or similar agreement (the “Purchase Agreement”) in connection with such issuance, the Purchase Agreement shall constitute the valid, binding and enforceable obligation of each party thereto and the Common Units shall have been issued in compliance therewith.

(B)       The Certificate of Limited Partnership shall be in effect as in effect on the date hereof, and the Limited Partnership Agreement shall be the valid, binding and enforceable obligation of each party thereto and in effect as in effect on the date hereof.

(C)       You shall be validly existing and in good standing under the laws of the State of Delaware.

(D)       The issuance of the Common Units shall be within your power and shall have been duly authorized by all necessary action (partnership or otherwise).

(E)       The execution, delivery and performance by you of the Purchase Agreement and the issuance of the Common Units do not:

1.	violate the Certificate of Limited Partnership or the Limited Partnership Agreement, if not in effect as in effect today,
2.

except with respect to the Delaware Revised Uniform Limited Partnership Act, if in effect as in effect today, violate any law, rule or regulation (including, without limitation federal and state securities laws), or

3.	result in any conflict with or breach of any agreement or document binding on you of which any party to the Purchase Agreement (other than you) has received notice or has reason to know.

(F)       No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on you of which any party to the Purchase Agreement (other than you) has knowledge, has received notice or has reason to know is required for the due execution, delivery or performance by you of the Purchase Agreement or the issuance of any Common Units thereunder, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.
(G)       That the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act and the Common Units shall have been issued thereunder in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.
(H)       A supplement to the prospectus included in the Registration Statement shall have been prepared and filed with the SEC describing the Common Units, and the Common Units shall have been issued in the manner stated in the Registration Statement and such supplement.
(I)        There shall be sufficient Common Units duly authorized and available for issuance under the Limited Partnership Agreement.
(J)        No event or condition shall have occurred that resulted in your dissolution.

          We have not independently established the validity of the foregoing assumptions.

           Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that, with respect to any Common Unit being registered under the Registration Statement, when:

a.

a certificate representing such Common Unit shall have been duly executed, registered and delivered (or, if such Common Unit is non-certificated, such Common Unit shall have been properly issued), in accordance with the Purchase Agreement and the Limited Partnership Agreement, and

b.	the consideration therefor provided in the Purchase Agreement shall have been paid,

then:

i.	such Common Unit will be validly issued, and
ii.

under the Delaware Revised Uniform Partnership Act, the holder of such Common Unit will have no obligation to make further payments for the purchase of such Common Unit or contributions to you solely by reason of such holder’s ownership of such Common Unit or such holder’s status as a limited partner of you, and no personal liability for your debts, obligations and liabilities, whether arising in contract, tort or otherwise, solely by reason of being your limited partners, except (A) as may be provided in the Purchase Agreement with respect to the purchase of such Common Unit and (B) as provided in Sections 17-303, 17-304, 17-306, 17-502 and 17-607 of the Delaware Revised Uniform Limited Partnership Act.

             The opinions set forth above are subject to the following qualifications and exceptions:

a.

Our opinions are limited to the Delaware Revised Uniform Limited Partnership Act (including all applicable provisions of the constitution of the State of Delaware and reported judicial decisions interpreting such Act) as in effect on the date hereof, and we do not express any opinion herein concerning any other laws.

b.

The phrase “solely by reason of such holder’s ownership of such Common Unit or such holder’s status as a limited partner of you” in the opinion above has been included to make clear that that opinion does not cover personal liability that a limited partner may have that is not attributable solely to a its status as a limited partner, such as the personal liability that a limited partner may incur as a result of (i) its status as a controlling person under securities laws, environmental laws, the Delaware Revised Uniform Partnership Act  or other laws, (ii) its service in another capacity, (iii) its own tortious or wrongful conduct or (iv) application of a piercing-the-veil or similar doctrine.

            This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purpose of complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinion expressed herein is rendered and speaks only as of the date hereof, and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting such opinion.

           We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the SEC promulgated thereunder.

                                                                        Respectfully submitted,

                                                                         /s/ Thompson & Knight LLP

THOMPSON & KNIGHT LLP

JEB/JWH

RHS